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                                                                    EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2002 relating to the financial statements and financial statement schedule of The Goodyear Tire & Rubber Company, which appears in The Goodyear Tire & Rubber Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference in this Registration Statement of our report dated June 25, 2001 relating to the financial statements of the Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees, which appears in the Annual Report of The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees on Form 11-K for the year ended December 30, 2000.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cleveland, Ohio
March 15, 2002